As filed with the Securities and Exchange Commission on May 14, 2008

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

McAfee, Inc.
(Exact name of Registrant as specified in its charter)

3965 Freedom Circle
Delaware	Santa Clara, California 95054	77-0316593
(State of Incorporation)	(Address of principal executive offices, including zip code)	(IRS Employer Identification Number)

McAfee, Inc. Amended and Restated 1993 Stock Option Plan for Outside Directors
(Full title of the plan)

Mark D. Cochran
Executive Vice President and General Counsel
McAfee, Inc.
3965 Freedom Circle.
Santa Clara, California 95054
(408) 988-3832
(Name, address and telephone number of agent for service)
Copy to:
Robert G. Day, Esq.
Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304-1050

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount to	Maximum	Maximum	Amount of
	be	Offering Price	Aggregate	Registration
Title of Securities to be Registered	Registered	Per Share	Offering Price	Fee
Common Stock, par value $0.01 per share, to be issued under the McAfee, Inc. Amended and Restated 1993 Stock Option Plan for Outside Directors	800,000(1)	$34.70(2)	$27,760,000.00	$1,090.97

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of our common stock which become issuable under the McAfee, Inc. Amended and Restated 1993 Stock Option Plan for Outside Directors, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.

(2)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the price of $34.70 per share, which was the average of the high and low prices per share of our common stock as reported on the New York Stock Exchange on May 7, 2008.

EXPLANATORY NOTE
     This Registration Statement is filed pursuant to general instruction E to Form S-8 under the Securities Act of 1933, as amended, with respect to 800,000 additional shares of Common Stock that may be issued under the McAfee, Inc. Amended and Restated 1993 Stock Option Plan for Outside Directors, as amended (the “Plan”) as a result of the approval by the our stockholders at our 2006 Annual Meeting of Stockholders of an increase in the number of shares authorized for issuance under the Plan. The contents of our Form S-8 Registration Statement, Registration No. 333-88399, dated October 4, 1999, relating to the McAfee, Inc. Amended 1993 Stock Option Plan for Outside Directors is incorporated herein by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents previously filed by McAfee, Inc. (“we”, “us”, the “company” or the “Registrant”) with the Securities and Exchange Commission (the “SEC” or the “Commission”) are hereby incorporated by reference in this registration statement on Form S-8 (other than information in a report on Form 8-K that is “furnished” and not “filed” pursuant to Form 8-K, and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information):
1)	Our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Commission on February 27, 2008;

2)	Our Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Commission on April 29, 2008;

3)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the Commission on May 12, 2008;

4)	Our Current Report on Form 8-K filed with the Commission on March 27, 2008;

5)	Our Current Report on Form 8-K filed with the Commission on April 24, 2008;

6)	Our Current Report on Form 8-K filed with the Commission on April 30, 2008; and

7)	The description of our Common Stock which is contained in the Registration Statement on Form 8-A (File No. 001-31216), filed January 25, 2002, under Section 12(b) of the Exchange Act and any further amendment or report filed hereafter for the purpose of updating such description.
     All documents filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits

Exhibit
Number	Description

4.1*	McAfee, Inc. Amended and Restated 1993 Stock Option Plan for Outside Directors

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1)

24.1	Power of Attorney (Page II-A)

*	Previously filed as Exhibit 10.5 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on May 14, 2008.

McAfee, Inc.
By:	/s/ Mark D. Cochran
Mark D. Cochran
Executive Vice President and General Counsel

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith S. Krzeminski and Mark D. Cochran, jointly and severally, his or her attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on May 14, 2008.

Signature	Title

/s/ David G. DeWalt David G. DeWalt	Chief Executive Officer and President

/s/ Keith S. Krzeminski Keith S. Krzeminski	Chief Accounting Officer and Senior Vice President of Finance

/s/ Charles J. Robel	Chairman of the Board
Charles J. Robel

/s/ Carl Bass	Director
Carl Bass

/s/ Robert B. Bucknam	Director
Robert B. Bucknam

/s/ Thomas E. Darcy	Director
Thomas E. Darcy

/s/ Leslie G. Denend	Director
Leslie G. Denend

/s/ Denis J. O’Leary	Director
Denis J. O’Leary

/s/ Robert W. Pangia	Director
Robert W. Pangia

/s/ Liane Wilson	Director
Liane Wilson

II-A

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1*	McAfee, Inc. Amended and Restated 1993 Stock Option Plan for Outside Directors

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1)

24.1	Power of Attorney (Page II-A)

*	Previously filed as Exhibit 10.5 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.